UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013 (May 3, 2013)

KANSAS CITY SOUTHERN DE MÉXICO,

S.A. DE C.V.

(Exact name of registrant as specified in its charter)

Mexico	333-08322	98-0519243
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Montes Urales 625

Lomas de Chapultepec

11000 Mexico, D.F.

Mexico

(Address of principal executive office)(Zip Code)

+ (5255) 9178-5836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indentures

On May 3, 2013, Kansas City Southern de México, S.A. de C.V. (the “Company”), entered into (1) an Indenture (the “2020 Notes Indenture”) with U.S. Bank National Association, as trustee (“U.S. Bank”), pursuant to which the Company issued $275.0 million in aggregate principal amount of 2.35% Senior Notes due 2020 (the “2020 Notes”) and, (2) an Indenture (the “2023 Notes Indenture” and, together with the 2020 Notes Indenture, the “Indentures”) with U.S. Bank, as trustee, pursuant to which the Company issued $450.0 million in aggregate principal amount of 3.0% Senior Notes due 2023 (the “2023 Notes” and, together with the 2020 Notes, the “Notes”). See the discussion below under Item 2.03 for a description of the material terms and conditions of the Indentures.

Registration Rights Agreement

On May 3, 2013, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers, pursuant to which the Company agreed, for the benefit of the holders of the Notes, to use its reasonable best efforts to:

•

file a registration statement with respect to a registered offer to exchange the Notes for new exchange notes having terms identical in all material respects to the Notes (except that the exchange notes will not contain transfer restrictions); and

•	use its commercially reasonable efforts to complete the registered exchange offer (the “Exchange Offer”) within 270 days after the May 3, 2013 closing date of the offering of the Notes.

The Company has agreed to promptly commence the Exchange Offer upon the effectiveness of the exchange registration statement.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes are unsecured and senior obligations of the Company. The 2020 Notes bear interest at a rate of 2.35% per annum and the 2023 Notes bear interest at a rate of 3.0% per annum. Interest is payable semiannually in cash on May 15 and November 15 of each year, beginning November 15, 2013, to persons who are the registered holders of the Notes at the close of business on the immediately preceding May 1 and November 1, respectively. The 2020 Notes will mature on May 15, 2020 and the 2023 Notes will mature on May 15, 2023. The Company has agreed to pay Additional Amounts (as defined in the Indentures) as necessary such that all payments made to holders of Notes shall be free of withholding tax.

The Company, at its option, may redeem the Notes in whole at any time or in part from time to time prior to April 15, 2020, with respect to the 2020 Notes, and February 15, 2023, with respect to the 2023 Notes, in each case, at a redemption price equal to the greater of (i) 100% of the principal amount of the applicable Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis as set forth in the applicable Indenture and any Additional Amounts to, but excluding, the redemption date. On or after April 15, 2020, with respect to the 2020 Notes, and February 15, 2023, with respect to the 2023 Notes, the applicable Notes may be redeemed, at the Company’s option, in whole or in part at any time and from time to time at a redemption price equal to 100% of the principal amount of applicable Notes to be redeemed plus accrued interest and any Additional Amounts to but excluding the redemption date. The Notes will also be subject to redemption, in whole, but not in part, at the Company’s option at any time at a redemption price of 100% of the principal amount of the applicable Notes plus accrued interest and Additional Amounts owing thereon, if any, to, but excluding, the redemption date, in the event the Company becomes or would become obligated to pay, any Additional Amounts in excess of those attributable to a withholding tax rate of 4.9% as a result of a change in or amendment to the laws of Mexico.

Upon completion of the Exchange Offer, the Company may redeem Notes that are not exchanged in the Exchange Offer in an amount up to 2.0% of the original aggregate principal amount of the applicable Notes issued at a redemption price of 100% of such Notes principal amount plus accrued interest and any Additional Amounts to, but excluding, the redemption date.

The Indentures limit the ability of the Company to incur liens on any stock or indebtedness of significant subsidiaries. In the event of a Change of Control Repurchase Event (as defined in the Indentures), the Company will be required to make an offer to each holder of Notes to repurchase all or any part of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued interest, if any, to, but excluding, the date of repurchase.

In addition, under the Indentures, the Notes issued thereunder may be declared immediately due and payable by the trustee or the holders of at least 25% in aggregate principal amount of such Notes then outstanding if certain events of default occur and are continuing under the Indenture. Subject to certain qualifications and applicable grace periods as set forth in the Indenture, the events of default include the following:

•	the Company fails to pay the principal or any premium on a Note on its due date;

•	the Company fails to pay interest or any Additional Amounts on any Note within 30 days of its due date;

•

the Company defaults in the performance of, or breach of, any covenant of the applicable Indenture and such default continues for a period of 90 days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the applicable Notes;

•	certain events of bankruptcy or insolvency described in each Indenture with respect to the Company or its Significant Subsidiaries (as defined in the Indentures); or

•

the termination of the Company’s rights under the Concession Title (as defined in the Indentures) which result in a material adverse effect on the Company or the commandeering of the Northeast Rail Lines.

The above descriptions of the Indentures are qualified in their entirety by reference to the full text of the Indentures copies of which are attached hereto as Exhibits 4.1 and 4.2.

Item 3.03	Material Modification to Rights of Security Holders.

On May 3, 2013, the Company accepted for purchase (the “Early Settlement”) all of its 8% Senior Notes due 2018 (the “8% Notes”) and its 6.625% Senior Notes due 2020 (the “6.625% Notes” and, together with the 8% Notes, the “Any and All Notes”) validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on April 23, 2013, in connection with the Company’s previously announced cash tender offers and consent solicitations for the Any and All Notes. Following the Early Settlement, the provisions of the supplemental indentures (the “Supplemental Indentures”) executed on April 23, 2013, which eliminate substantially all of the restrictive covenants and certain events of default included in the indentures governing the Any and All Notes, became operative.

The above descriptions of the Supplemental Indentures are qualified in their entirety by reference to the full text of the Supplemental Indentures, copies of which are attached hereto as Exhibits 4.4 and 4.5.

Item 8.01	Other Events

On May 3, 2013, the Company’s parent, Kansas City Southern, issued a press release announcing the early settlement by the Company of the cash tender offers for its Any and All Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	2020 Notes Indenture, dated May 3, 2013

4.2	2023 Notes Indenture, dated May 3, 2013

4.3	Registration Rights Agreement, dated May 3, 2013

4.4	8% Notes Supplemental Indenture, dated April 23, 2013

4.5	6.625% Notes Supplemental Indenture, dated April 23, 2013

99.1	Press Release, dated May 3, 2013 announcing early settlement by the Company of the cash tender offers for its Any and All Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

By:	/s/ Michael W. Cline
Name:	Michael W. Cline
Title:	Treasurer

Date: May 8, 2013

INDEX TO EXHIBITS

Number	Description

4.1	2020 Notes Indenture, dated May 3, 2013

4.2	2023 Notes Indenture, dated May 3, 2013

4.3	Registration Rights Agreement, dated May 3, 2013

4.4	8% Notes Supplemental Indenture, dated April 23, 2013

4.5	6.625% Notes Supplemental Indenture, dated April 23, 2013

99.1	Press Release, dated May 3, 2013 announcing early settlement by the Company of the cash tender offers for its Any and All Notes